As filed with the Securities and Exchange Commission on July 28, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Converted Organics Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-4075963
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
137A Lewis Wharf
Boston, MA 02110
(617) 624-0111
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edward J. Gildea
Chief Executive Officer
137A Lewis Wharf
Boston, MA 02110
(617) 624-0111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Ralph V. De Martino, Esq.
Cavas S. Pavri, Esq.
Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Telephone: (215) 665-5542
Facsimile: (215) 701-2478
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
Calculation of Registration Fee

Proposed
		Maximum	Proposed
		Offering	Maximum	Amount of
Title of each Class of Security being	Amount being	Price Per	Aggregate Offering	Registration
Registered	Registered (1)	Security(2)	Price(2)	Fee
Common Stock, $0.001 par value	8,039,278	$0.66	$5,305,923.48	$378.31

(1)	All of the shares are offered by the Selling Stockholders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the NASDAQ Capital Market on July 23, 2010, which was $0.66 per share.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 28, 2010
8,039,278 Common Stock

     This prospectus relates to the resale of 6,875,916 shares of our common stock by certain of our stockholders, or Selling Stockholders, named in the section of this prospectus titled “Selling Security Holders” and the initial issuance by us of 1,163,362 shares upon the exercise of an outstanding warrant that will become exercisable in April 2011. The following shares may be offered for resale under this prospectus: (a) 750,000 shares of common stock underlying our Class C warrants, (b) 379,250 shares of common stock underlying our Class D warrants, (c) 2,500,000 shares of common stock underlying our Class G warrants and (d) 1,623,333 shares and 1,623,333 shares underlying a warrant issued in connection with a business development agreement.
     Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. We will, however, to the extent the warrants are exercised for cash, as opposed to being exercised on a cashless basis as permitted in the warrants, receive proceeds from such exercises; to the extent we receive such proceeds, they will be used for working capital purposes.
     Our common stock is listed on the Nasdaq Capital Market under the symbol “COIN.” On July 23, 2010, the closing sale price of our common stock on the Nasdaq Capital Market was $0.64 per share.
     Investing in our common stock is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 1 of this prospectus before making a decision to purchase our common stock.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2010

PROSPECTUS SUMMARY
This summary highlights information set forth in greater detail elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read the following summary together with the more detailed information regarding us and our common stock being sold in this offering. Unless the context requires otherwise, references to the “Company,” “Converted Organics,” “we,” “our,” and “us,” refer to Converted Organics Inc. and its subsidiaries.
Overview
     We operate processing facilities that use food waste and other raw materials to manufacture all-natural fertilizer and soil amendment products combining nutritional and disease suppression characteristics. In addition to our sales in the agribusiness market, we sell and distribute our products in the turf management and retail markets. We also hope to achieve additional revenue by licensing the use of our technology to others. We currently operate two facilities:
▪	Woodbridge facility. A facility in Woodbridge, New Jersey that we have equipped as our first internally constructed organic waste conversion facility (the “Woodbridge facility”). Operations at the Woodbridge facility began in late June 2008 and we are processing solid waste and are producing both liquid and dry fertilizer and soil amendment products.

▪	Gonzales facility. A facility in Gonzales, California that we acquired in January 2008, which is operational and produces liquid fertilizer products (the “Gonzales facility”). The Gonzales facility began to generate revenue in February 2008.
Our Contact Information
     Our principal executive offices are located at 137A Lewis Wharf, Boston, MA 02110, and our telephone number is (617) 624-0111. Our web site address is convertedorganics.com. Information on our web site is not part of this prospectus.
Securities Being Offered
  The Selling Stockholders named in this prospectus may offer for resale the following securities:
•	up to 750,000 shares of common stock underlying our Class C warrants;

•	up to 379,250 shares of common stock underlying our Class D warrants;

•	up to 2,500,000 shares of common stock underlying our Class G warrants; and

•	1,623,333 shares and 1,623,333 shares underlying a warrant issued in connection with a business development agreement.
     On April 20, 2010, we issued Iroquois Master Fund, Ltd. a five-year warrant to purchase 1,163,362 shares of our common stock at an exercise price of $1.06 per share. The warrant may be exercised at any time on or following a date one year after the date of issuance, or April 22, 2011. Pursuant to this prospectus, we may issue up to 1,163,362 shares upon the exercise of the warrant.
     Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. However, we may receive proceeds from the exercise of the outstanding warrants (assuming the warrants are not exercised on a cashless basis); if such proceeds are received by us, they will be used for working capital purposes.
RISK FACTORS
     Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

FORWARD-LOOKING STATEMENTS
     Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.
     You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.
USE OF PROCEEDS
     This prospectus relates to the resale of shares of our common stock, including the resale of shares to be issued to persons who exercise their Class C warrants, Class D warrant and Class G warrants, and the initial issuance of shares underlying a warrant that will become exercisable in April 2011. We will not receive any proceeds from the sale of shares of common stock in this offering. However, to the extent the warrants are exercised for cash, as opposed to being exercised on a cashless basis as permitted in the warrants, we will receive proceeds from the exercise of any warrants, up to a maximum amount of $5,138,435 (assuming the warrants are not exercised on a cashless basis), and we will use any such proceeds for working capital purposes.
DESCRIPTION OF SECURITIES
Common Stock
     We are authorized to issue 250,000,000 shares of common stock. As of July 21, 2010, there were outstanding:
•	42,359,041 shares of common stock outstanding;

•	3,963,795 shares issuable upon the exercise of options issued pursuant to our current stock option plans;

•	29,312,012 shares issuable upon the exercise of outstanding warrants, and additional shares underlying a convertible note that is convertible into our common stock at the option of the holder at a price equal to the average closing price of our common stock on the NASDAQ Capital Market for the five days preceding conversion (as of June 30, 2010, the note had a remaining principal balance of approximately $286,450); and

•	3,183,047 shares issuable upon the exercise of options available for future grant under our stock option plans.
     Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.
     Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.
Preferred Stock
     We are authorized to issue 10,000,000 shares of preferred stock.
     Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of our company without further action by our stockholders.
     As of the date of this prospectus, we have not authorized any classes of preferred stock.
Warrants
     Class B Warrants
     General. We have 4,932,438 Class B warrants outstanding. The Class B warrants may be exercised until the expiration date, which is February 16, 2012. Each Class B warrant entitles the holder to purchase one share of common stock at an exercise price of $11.00 per share. Accordingly, holders of the Class B warrants may currently purchase 1.47 shares of common stock for each warrant exercised, except for approximately 2.3 million Class B warrants that are owned by our bond holders, who may purchase one share of common stock for each warrant exercised. Accordingly, in the aggregate, holders of the Class B warrants may currently purchase a total of 6,177,012 shares of our common stock. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised. If at their expiration date the Class B warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable. If we cannot honor the exercise of Class B warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the warrants by payment of cash, and because there is a possibility that warrant holders will not be able to exercise the warrants when they are in-the-money or otherwise, there is a risk that the warrants will never be settled in shares or payment of cash.
     No Redemption. The Class B warrants are non-redeemable.
     Exercise. The holders of the Class B warrants may exercise them only if an appropriate registration statement is then in effect. To exercise a warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.
     Class C Warrants and Class D Warrants
     General. In connection with our financing completed in May 2009, we issued Class C warrants to purchase an aggregate of 885,000 shares of common stock and Class D warrants to purchase an aggregate of 415,000 shares of common stock. The Class C warrants and Class D warrants both expire in May 2014. The initial exercise prices of the Class C warrants and Class D warrants were $1.00 per share and $1.50 per share, respectively. The warrants are subject to anti-dilution rights, which provide that the exercise price of the warrants shall be reduced if we make new issuances of our securities, with certain exceptions, below the warrants exercise prices to the price of such lower priced issuances. Pursuant to such provision, the exercise price of the Class D warrants has been reduced to and is currently at $1.02 per share. The Class C warrants and Class D warrants are non-redeemable. The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.
     Fundamental Transactions. If, at any time while the warrants are outstanding, we (1) effect any merger or consolidation, (2) effect any sale of all or substantially all of our assets, (3) are subject to or complete a tender offer or exchange offer, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
     Class E Warrants and Class F Warrants
     General. In connection with our financings completed in May 2009 and July 2009, we issued Class E warrants to purchase an aggregate of 1,500,000 shares of our common stock and Class F warrants to purchase 585,000 shares of our common stock. The Class E warrants and Class F warrants expire in May 2014 and July 2014, respectively, and have exercise prices of $1.63 and $1.25, respectively.
     The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.
     Call Provision. Subject to certain exceptions, if the volume weighted average price per share of our common stock for each of five consecutive trading days exceeds $2.10 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), then we may, within one trading day of the end of such period, call for cancellation of all or any portion of the unexercised warrants for consideration equal to $.001 per share.
     Fundamental Transaction. If, at any time while the warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets or (3) are subject to or complete a tender or exchange offer pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
     Class G Warrants
     General. In connection with our financing completed in September 2009, we issued Class G warrants to purchase an aggregate of 2,500,000 shares of common stock. The Class G warrants expire in September 2014. The initial exercise price of the Class G warrants is $1.25 per share. The warrants are subject to anti-dilution rights, which provide that the exercise price of the warrants be reduced if we make new issuances of our securities, with certain exceptions, below the warrant exercise price to the price of the lower priced securities; provided that without stockholder approval, the exercise price may not be reduced below $1.08 per share. The Class G warrants are non-redeemable. The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.
     Fundamental Transactions. If, at any time while the warrants are outstanding, we (1) effect any merger or consolidation, (2) effect any sale of all or substantially all of our assets, (3) are subject to or complete a tender offer or exchange offer, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
     Class H Warrants
     General. In connection with our public offering completed in October 2009, we issued Class H warrants to purchase an aggregate of 17,250,000 shares of common stock at an exercise price of $1.30 per share. The Class H warrants will expire on October 14, 2014 at 5:00 p.m., New York City time. The Class H warrants are not redeemable. The exercise price and number of shares of common stock issuable on exercise of the Class H warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class H warrants will not be adjusted for issuances of common stock, preferred stock or other securities at a price below their respective exercise prices.
     Exercise. No Class H warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the Class H warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Class H warrants. We will use our reasonable efforts to maintain a current prospectus relating to common stock issuable upon exercise of the Class H warrants until the expiration of the Class H warrants. However, we cannot assure you that we will be able to do so. The Class H warrants may be deprived of any value and the market for the Class H warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the Class H warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class H warrants reside.
     No fractional shares will be issued upon exercise of the Class H warrants. Whenever any fraction of a share of common stock would otherwise be required to be issued or distributed upon exercise of the Class H warrants, the actual issuance or distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with fractions of half of a share or less being rounded down and fractions in excess of half of a share being rounded up.
     Purchase Option Issued in October 2009 Offering
     We agreed to sell to the representative of the underwriters in our October 2009 public offering an option to purchase up to a total of 300,000 units at a per-unit price of $1.749, with each unit consisting of one share of common stock and one Class H warrant.
     IPO Underwriter’s Warrants
     In connection with our initial public offering, we issued to the representative of the underwriters warrants to purchase 131,219 units, consisting of 131,219 shares of our common stock, 131,219 Class A warrants and 131,219 Class B warrants. The underwriter’s warrants are exercisable for units until February 13, 2012. However, neither the underwriter’s warrants nor the underlying securities may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period. We are obligated to cause a registration statement to remain effective until the earlier of February 13, 2012 and the time that all the underwriter’s warrants have been exercised, or will file a new registration statement covering the exercise and resale of these securities. If we cannot honor the exercise of the underwriter’s warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the underwriter’s warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the underwriter’s warrants by payment of cash, it is possible that the underwriter’s warrants will never be settled in shares or payment of cash. The common stock and public warrants issued to the underwriter upon exercise of these underwriter’s warrants will be freely tradable.
Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws
     Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.
     Staggered Board. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders. Our Board of Directors is divided into three classes, with one class of directors elected at each year’s annual stockholder meeting.

     Special Meetings. Our Bylaws provide that special meetings of stockholders can be called by the President, at the request of a majority of the Board of Directors or at the written request of holders of at least 50% of the shares outstanding and entitled to vote.
     Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.
     Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempted acquisitions that might result in a premium over the market price for the shares of common stock held by stockholders.
     The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitation of Director Liability
     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of the directors’ fiduciary duty of care. Although the law does not change the directors’ duty of care, it enables corporations to limit available relief in most cases to equitable remedies such as an injunction. Our certificate of incorporation limits the liability of directors to us or our stockholders to the fullest extent permitted by applicable law. Specifically, our directors will not be personally liable to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Indemnification
     To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of directors and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been our director, officer, employee or agent. In addition, we must advance or reimburse directors and officers, and may advance or reimburse employees and agents, for expenses incurred by them as a result of indemnifiable claims.
Transfer Agent, Warrant Agent and Registrar
     The transfer agent and registrar for our common stock and warrant agent for our Class B warrants and Class H warrants is Computershare Shareholder Services, Inc., and its wholly owned subsidiary, Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.
Listing
     Our common stock, Class B warrants and Class H warrants are listed on the Nasdaq Capital Market.

SELLING SECURITY HOLDERS
     The following table presents information regarding the Selling Stockholder. The percentage of outstanding shares beneficially owned is based on 42,359,041 shares of common stock issued and outstanding on July 21, 2010. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. As to the entity named as a beneficial owner, the entity’s percentage of ownership is determined based on the assumption that any warrants or convertible securities held by such entity which are exercisable or convertible within 60 days of the date of this report have been exercised or converted, as the case may be.
     The Class C warrants, Class D warrants and Class G warrants each provide that at no time may a holder exercise the warrants if the number of shares of common stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of common stock owned by such holder at such time, the number of shares of common stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of our common stock; provided, however, that the holder, upon providing us with 61 days notice, may increase or decrease such percentage, provided that such percentage not exceed 9.99%.
     Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite its name, the Selling Stockholder is not known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer, and the Selling Stockholder has not held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. The Selling Stockholder has acquired its shares solely for investment and not with a view to or for resale or distribution of such securities.
     Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholder. For purposes of presentation, we have assumed that the Selling Stockholder will sell all shares offered hereby, including the shares issuable on the exercise of the warrants.

	Number of	Approximate
	Shares of	Percentage of
	Common	Issued and		Number of
	Stock	Outstanding		Shares	Number of	Approximate
	Beneficially	Shares		Registered	Shares to be	Percentage of
	Owned Prior	Beneficially		and to be	Beneficially	Shares to be
	to the	Owned Prior to the		Sold in this	Owned After	Owned After
Name of Selling Stockholder	Offering	Offering		Offering	the Offering	the Offering

Iroquois Master Fund Ltd. (1)	2,179,961 (2)	4.9	%(2)	3,629,250 (3)	1,118,332 (4)	2.6%

Atlas Advisors, LLC (5)	3,322,166 (6)	7.6%		3,246,666	75,500	Less then	1%

(1)	Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF, they may be deemed to have voting control and investment discretion over securities held by each of the Iroquois Funds. As a result of the foregoing, each of Iroquios Capital, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by each of the Iroquois Funds.

(2)	The share amount in the table is limited to 4.9% of our issued and outstanding shares calculated on a beneficial ownership basis. Iroquois Master Fund Ltd. holds the following Converted Organics’ warrants: 750,000 Class C warrants, 379,250 Class D warrants, 533,332 Class E warrants, 585,000 Class F warrants, 2,500,000 Class G warrants and 358,773 Class H warrants. In addition, Iroquois Master Fund Ltd. holds a warrant to purchase 1,163,362 shares of our common stock that is exercisable in April 2011. The warrants held by Iroquois Master Fund Ltd. each provide that at no time may a holder exercise the warrants if the number of shares of common stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of common stock owned by such holder at such time, the number of shares of common stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of our common stock; provided, however, that upon the holder providing us with 61 days notice that such holder would like to waive this provision then this provision will be of no force or effect.

(3)	Consists of: (a) 750,000 shares of common stock underlying our Class C warrants, (b) 379,250 shares of common stock underlying our Class D warrants and (c) 2,500,000 shares of common stock underlying our Class G warrants.

(4)	Consists of 533,332 Class E warrants and 585,000 Class F warrants.

(5)	Evan Gappelberg, in his capacity as Managing Director of Atlas Advisors, LLC has voting and dispositive power over the securities held by Atlas Advisors, LLC.

(6)	Consists of: (a) 1,623,333 shares of common stock and (b) 1,623,333 shares under warrants to acquire common stock.

PLAN OF DISTRIBUTION
     Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
     In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed 8%.
     The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     Because the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.
     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
LEGAL MATTERS
     The validity of the securities offered will be passed upon for us by Cozen O’Connor, Philadelphia, Pennsylvania.
EXPERTS
     The financial statements incorporated by reference into this prospectus have been audited by CCR LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.
     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.
INCORPORATION BY REFERENCE
     The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the Securities and Exchange Commission will update and supersede this information.
     We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	Our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 31, 2010, and the amendment to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on April 30, 2010.

•	Our Quarterly Report on Form 10-Q for the quarter year ended March 31, 2010.

•	Our Current Reports on Form 8-K dated February 5, 2010; March 29, 2010; April 16, 2010; April 21, 2010; April 28, 2010; June 14, 2010; June 30, 2010; July 2, 2010; July 7, 2010 (and the two amendments thereto filed on July 14, 2010), July 14, 2010; July 20, 2010; and July 23, 2010.

•	The description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2007, and any amendment or report filed for the purpose of updating that description.
     An updated description of our capital stock is included in this prospectus under “Description of Securities.”

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:
Converted Organics Inc.
Attn: Corporate Secretary
137A Lewis Wharf
Boston, MA 02110
Phone: (617) 624-0111

CONVERTED ORGANICS INC.
8,039,278
Common Stock

PROSPECTUS

                    , 2010
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution
     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee:

Securities and Exchange Commission registration fee	$378.31
Accounting fees and expenses	$5,000
Legal fees and expenses	$5,000
Miscellaneous	$3,000
Total	$13,378.31
Item 15. Indemnification of directors and officers
     Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of ours. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
     Our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, our bylaws provide that each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director shall be indemnified and held harmless to the fullest extent permitted by Delaware law. The right to indemnification conferred in our bylaws also includes the right to be reimbursed for all expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.
     Our bylaws further provide that we shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under Delaware law. We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.
Item 16. Exhibits and financial statement schedules
     (a) Exhibits Pursuant to Item 601 of Regulation S-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
2.1
Membership Interest Purchase Agreement by and among Converted Organics Inc., TerraSphere, Inc., TerraSphere Systems, LLC, and the individuals owners of TerraSphere Systems, LLC (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed July 7, 2010)

3.2	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule 14A filed March 5, 2008)

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.3	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed September 15, 2009)

3.4	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 30, 2010)

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.3
Class A and Class B Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.4	Form of Representative’s Purchase Warrant issued in IPO (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.5	Form of Class C Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)

4.6	Form of Class D Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)

4.7	Form of Class E Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed May 20, 2009 and to Exhibit 10.1 to our current report on Form 8-K filed May 27, 2009)

4.8	Form of Class F Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed July 16, 2009)

4.9	Form of Class G Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed September 14, 2009)

4.10	Form of Class H Warrant (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed November 16, 2009)

4.11	Secured Convertible Promissory Note dated September 14, 2009 payable to Iroquois Master Fund Ltd. (incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed September 14, 2009)

4.12	Class H Warrant Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed on October 21, 2009)

4.13	Form of Representative’s Purchase Option issued in October 2009 Offering (incorporated by reference to Exhibit 4.15 to our Form S-1 filed October 14, 2009)

4.14	Form of Iroquois Master Fund Ltd. warrant dated April 20, 2010 (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed April 21, 2010)

5	Opinion of Cozen O’Connor (to be included by amendment)

23.1	Cozen O’Connor Consent (included in Exhibit 5)

23.2	CCR LLP Consent
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 28, 2010.

CONVERTED ORGANICS INC.

By:	/s/ Edward J. Gildea
Name:	Edward J. Gildea
Title:	President, Chief Executive Officer, and Chairman of the Board
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Gildea, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward J. Gildea Edward J. Gildea	Chairman, President and Chief Executive Officer	July 28, 2010

/s/ David R. Allen David R. Allen	Chief Financial Officer, Executive Vice President of Administration	July 28, 2010

/s/ Ellen P. Geoffrey Ellen P. Geoffrey	Chief Accounting Officer	July 28, 2010

/s/ Robert E. Cell Robert E. Cell	Director	July 28, 2010

/s/ John P. DeVillars John P. DeVillars	Director	July 28, 2010

/s/ Edward A. Stoltenberg Edward A. Stoltenberg	Director	July 28, 2010

/s/ Marshall Sterman Marshall Sterman	Director	July 28, 2010

INDEX TO EXHIBITS

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
2.1
Membership Interest Purchase Agreement by and among Converted Organics Inc., TerraSphere, Inc., TerraSphere Systems, LLC, and the individuals owners of TerraSphere Systems, LLC (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed July 7, 2010)

3.2	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule 14A filed March 5, 2008)

3.3	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed September 15, 2009)

3.4	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 30, 2010)

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.3
Class A and Class B Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.4	Form of Representative’s Purchase Warrant issued in IPO (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.5	Form of Class C Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)

4.6	Form of Class D Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)

4.7	Form of Class E Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed May 20, 2009 and to Exhibit 10.1 to our current report on Form 8-K filed May 27, 2009)

4.8	Form of Class F Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed July 16, 2009)

4.9	Form of Class G Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed September 14, 2009)

4.10	Form of Class H Warrant (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed November 16, 2009)

4.11	Secured Convertible Promissory Note dated September 14, 2009 payable to Iroquois Master Fund Ltd. (incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed September 14, 2009)

4.12	Class H Warrant Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed on October 21, 2009)

4.13	Form of Representative’s Purchase Option issued in October 2009 Offering (incorporated by reference to Exhibit 4.15 to our Form S-1 filed October 14, 2009)

4.14	Form of Iroquois Master Fund Ltd. warrant dated April 20, 2010 (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed April 21, 2010)

5	Opinion of Cozen O’Connor (to be included by amendment)

23.1	Cozen O’Connor Consent (included in Exhibit 5)

23.2	CCR LLP Consent